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As filed with the Securities and Exchange Commission on March 25, 2004

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tyco International Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	98-0390500 (I.R.S. Employer Identification Number)
Second Floor, 90 Pitts Bay Road Pembroke HM 08, Bermuda 441-292-8674 (Address of Principal Executive Offices)
Tyco International Ltd. 2004 Stock and Incentive Plan (Full Title of the Plan)
William B. Lytton Tyco International (US) Inc. 273 Corporate Drive, Suite 100 Portsmouth, NH 03801 603-334-3900 (Name, Address and Telephone Number, including Area Code, of Agent For Service)

Copies to:
Judith A. Reinsdorf Tyco International (US) Inc. 9 Roszel Road Princeton, New Jersey 08540 609-720-4200

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Shares, $0.20 par value	198,037,922 shares	$27.05	$5,356,925,790	$678,722

(1)
This registration statement relates to 198,037,922 common shares, $0.20 par value, of Tyco International Ltd. ("Common Shares") that may be issued under the Tyco International Ltd. 2004 Stock and Incentive Plan (the "Plan"). This registration statement also relates to such indeterminate number of additional Common Shares as may be required pursuant to the Plan in the event of a stock dividend, stock split, split-up, recapitalization, forfeiture of stock under the Plan or other similar event.

(2)
This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the amount of the registration fee. The price per share and aggregate offering price is based on the average of the high and low prices for the Common Shares as reported on the New York Stock Exchange on March 24, 2004.

(3)
Pursuant to Rule 457(p) under the Securities Act, the full registration fee of $678,722 is offset by $82,785, representing the filing fee paid with respect to Registration Statement No. 333-107488 initially filed by Tyco International Ltd. on July 30, 2003 and associated with 38,037,922 unissued shares previously registered on that Registration Statement. Accordingly, the adjusted registration fee for this Form S-8 is $595,937.

EXPLANATORY NOTE

        This registration statement relates to common shares, $0.20 par value, of Tyco International Ltd. (the "Company") to be issued pursuant to the Tyco International Ltd. 2004 Stock and Incentive Plan (the "Plan"), which Common Shares were authorized to be issued under the Plan by the Company's Board of Directors on December 11, 2003.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*

        * The information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the Plan as required by Rule 428(b)(1) of the rules promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428(b) under the Securities Act and the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

        Incorporated by reference in this registration statement are the documents listed below, which have previously been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  •
  Annual Report on Form 10-K for the fiscal year ended September 30, 2003;

  •
  Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

  •
  Current Reports on Form 8-K filed on January 23, 2004, February 18, 2004 and March 10, 2004; and

  •
  the description of the Company's Common Shares contained in its Registration Statement on Form 8-A/A, filed on March 1, 1999, and all amendments and reports updating such description.

        In addition, all documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, except for Current Reports on Form 8-K containing only disclosure furnished under Item 9 or Item 12 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 6.    Indemnification of Directors and Officers.

        Bye-Law 57 of the Company's Amended and Restated Bye-Laws provides, in part, that the Company shall indemnify its directors and other officers for all costs, losses and expenses that they may incur in the performance of their duties as director or officer, provided that such indemnification is not otherwise prohibited under the Companies Act 1981 (as amended) of Bermuda. Section 98 of the Companies Act 1981 (as amended) prohibits such indemnification against any liability arising out of fraud or dishonesty of the director or officer. However, such section permits the Company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when other similar relief is granted to him.

        Bye-Law 58 of the Company's Amended and Restated Bye-Laws provides, in part, that the Company shall indemnify any of its current or former directors, officers or Resident Representatives (as defined therein) against any expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually or reasonably incurred in the performance of their duties, provided that such indemnification: (1) does not arise out of any fraud or dishonesty in the performance of their duty to the Company, (2) does not arise out of their conscious, intentional or willful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company, (3) is not otherwise prohibited under the Companies Act or (4) does not extend to any person holding the office of auditor in relation to the Company.

        Bye-Law 59 of the Company's Amended and Restated Bye-Laws provides that the Company shall indemnify any of its current or former directors, officers or Resident Representatives (as defined therein) against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of any action by or in the name of the Company, except no indemnification shall be made: (1) for any claim as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of their duty to the Company, (2) for conscious, intentional or willful breach of their obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the Supreme Court in Bermuda, or the court in which such action was brought shall determine upon application that despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity, (3) for any matter prohibited under the Companies Act or (4) to any person holding the office of auditor in relation to the Company.

        The Company maintains $200 million of insurance to reimburse the directors and officers of the Company and its subsidiaries, for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of the Company or any of its subsidiaries. Such insurance specifically excludes reimbursement of any director or officer for any charge or expense incurred in connection with various designated matters, including libel or slander, illegally obtained personal profits, profits recovered by the Company pursuant to Section 16(b) of the Exchange Act and deliberate dishonesty.

Item 8.    Exhibits.

Exhibit No.	Description
4.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarterly period ended March 31, 2003).
4.2	Certificate of Incorporation on change of name dated July 2, 1997 (incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q for the quarterly period ended March 31, 2003).
4.3	Amended and Restated Bye-Laws of the Company (incorporated by reference to Appendix A to the Company's 2004 Proxy Statement filed with the SEC on January 28, 2004).
4.4	Tyco International Ltd. 2004 Stock and Incentive Plan (incorporated by reference to Appendix B to the Company's 2004 Proxy Statement filed with the SEC on January 28, 2004).
5.1*	Opinion of Appleby Spurling & Kempe.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Appleby Spurling & Kempe (included in its opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney.

*
Filed herewith

Item 9.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Portsmouth, state of New Hampshire, on this 25th day of March 2004.

TYCO INTERNATIONAL LTD. (Registrant)
By:	/s/ DAVID J. FITZPATRICK David J. FitzPatrick Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on March 25, 2004 in the capacities indicated below.

Signature	Title

* Edward D. Breen	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)
/s/ DAVID J. FITZPATRICK David J. FitzPatrick	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
* Dennis C. Blair	Director
* George W. Buckley	Director
Brian Duppereault	Director
* Bruce S. Gordon	Director
* John A. Krol	Director

* H. Carl McCall	Director
* Mackey J. McDonald	Director
* Brendan R. O'Neil	Director
* Sandra S. Wijnberg	Director
* Jerome B. York	Director
*By Power of Attorney
/s/ JUDITH A. REINSDORF Judith A. Reinsdorf Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the undersigned as the duly authorized representative of Tyco International Ltd. in the United States.

/s/ WILLIAM B. LYTTON William B. Lytton

Date: March 25, 2004

EXHIBIT INDEX

Exhibit No.	Description
4.1	Memorandum of Association of the Company (incorporated by reference to Exhibit 3.1 to the Company's Form 10-Q for the quarterly period ended March 31, 2003).
4.2	Certificate of Incorporation on change of name dated July 2, 1997 (incorporated by reference to Exhibit 3.2 to the Company's Form 10-Q for the quarterly period ended March 31, 2003).
4.3	Amended and Restated Bye-Laws of the Company (incorporated by reference to Appendix A to the Company's 2004 Proxy Statement filed with the SEC on January 28, 2004).
4.4	Tyco International Ltd. 2004 Stock and Incentive Plan (incorporated by reference to Appendix B to the Company's 2004 Proxy Statement filed with the SEC on January 28, 2004).
5.1*	Opinion of Appleby Spurling & Kempe.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of Appleby Spurling & Kempe (included in its opinion filed as Exhibit 5.1 hereto).
24.1*	Power of Attorney.

*
Filed herewith

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX